SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2008

BioMedical Technology Solutions Holdings, Inc.

(Exact name of registrant as specified in its charter)

Colorado	__000-52652___	26-3161860
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

9800 Mt Pyramid Court # 350
            Englewood, CO  80112
(Address of principal executive offices)    (Zip Code)

Registrant's telephone number, including area code:  (303) 653-0100

_    _CET Services, Inc.

12503 Euclid Dr. #30, Centennial, Colorado  80111

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.01:     COMPLETION OF ACQUISITION OF ASSETS

ITEM 3.02

UNREGISTERED SALE OF EQUITY SECURITIES

ITEM 3.03

MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS

ITEM 5.01:     CHANGES IN CONTROL OF REGISTRANT

ITEM 5.02:     DEPARTURE OF DIRECTORS AND PRINCIPAL OFFICERS;
                         ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL
                         OFFICERS

ITEM 5.03:     AMENDMENTS TO ARTICLES OF INCORPORATION

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

Summary of Transaction

Effective August 21, 2008, CET Services, Inc., (the "Company" or "CET") consummated an Agreement and Plan of Merger (the "Merger Agreement") between and among the Company, CET Acquisition Corp., a wholly-owned subsidiary of the Company ("CETAC"), and BioMedical Technology Solutions, Inc., a Colorado corporation ("BMTS").  Pursuant to the Merger Agreement, CETAC merged with and into BMTS and all outstanding shares of BMTS common stock and warrants were automatically converted into shares of common stock and warrants of the Company.  As a result of the transaction, BMTS became the wholly-owned subsidiary of the Company.

Concurrently with the consummation of the merger transaction, the Company effected a one-for-three (1-for-3) reverse split of all of its outstanding securities (the "Reverse Split").  The Reverse Split will be effected when approved by NASDAQ.  In addition, the Company effected a redomestication from the State of California to the State of Colorado and changed its name to "BioMedical Technology Solutions Holdings, Inc."  Trading in the Company’s securities and quotation on the OTC Electronic Bulletin Board will continue under the ticker symbol “CETR” until the name change and Reverse Split are approved by NASDAQ.

All share and per share information contained in this Current Report on Form 8-K will not give effect to the Reverse Split.

Terms of the Merger

The Merger Agreement provided for consummation of the following principal transactions, all of which were completed on August 21, 2008:

*	CETAC merged with and into BMTS with BMTS being the surviving corporation and becoming a wholly-owned subsidiary of the Company.

*

Upon consummation of the merger, all outstanding shares of BMTS common stock were converted automatically into an aggregate of 78,033,189 shares of common stock of CET and all BMTS warrants became exercisable to purchase an aggregate of approximately 10,122,972 shares of common stock of CET.  The shares of common stock and warrants issued upon consummation of the merger represented immediately following the merger approximately ninety-four percent (94%) of the total issued and outstanding shares of common stock of the Company, on a fully diluted basis .

Sale of Certain Assets

Concurrently with the foregoing, the Company sold to Steven Davis and Craig Barto, former Directors of the Company, all of its interest in its wholly-owned subsidiary Community Builders, Inc.  Community Builders was a controlled subsidiary that owned the Company’s remaining real property interests.  In the transaction, Community Builders conveyed to BMTS its interest in property located at 1550 S. Idalia Court, Aurora, CO and retained its interest in property held by Arizona Avenue LLC and property located at 7335 Lowell Blvd. and 7215 Mead Street, both in Westminster, CO.  In consideration of the foregoing, Messrs. Davis and Barto paid to the Company the sum of $656,000, of which $510,000 was paid at Closing and the balance of $146,000 was evidenced by a Promissory Note in favor of BMTS guaranteed by Messrs. Davis and Barto, due and payable December 31, 2008.

Redomestication and Name Change

As part of the closing, the Company completed a redomestication from the State of California to the State of Colorado.  The redomestication was accomplished by the merger of CET with and into a newly-formed holding company, BioMedical Technology Solutions Holdings, Inc. (“BMTS Holdings”) which was formed and organized under the laws of the State of Colorado.  As a consequence of the Merger, BMTS Holdings, as the surviving entity, will serve as the public holding company for BMTS.

Change in Officers and Directors

As part of the Merger and redomestication, all of the officers and directors of CET resigned and were replaced by the following affiliates of BMTS:

Board of Directors:

Donald G. Cox

Gex F. Richardson

William Sparks.

Executive Officers:

Donald C. Cox, CEO & President

Jim Scheifly, Chief Financial Officer

Gex F. Richardson, Secretary.

Biographical Information

     Listed below is biographical information for each of the foregoing directors and executive officers that have been designated by BMTS, including his principal occupation and other business affiliations.

          Don G. Cox, Jr. serves as President, Chief Executive Officer, and Chairman of the Board of BioMedical Technology Solutions, Inc., roles he has held since the company’s founding in 2005. From 2003 through 2004, he served as CEO of Community Mortgage Group, a mortgage bank.

       Mr. Cox has extensive experience in the retail industry and in taking products from their initial idea stage to deployment both domestically and internationally. He has over twenty-five years experience in raising capital, contract negotiations, licensing, product design, operations, sales, and marketing.

        In the 1980s, he developed Fitness Unlimited and Florida Fitness two health club chains in the state of Florida. From 1984 to 1988 Mr. Cox was a large national franchise operator of TCBY stores.  Starting in 1994 he structured the acquisition and served as President, CEO, and Chairman of the Board of Directors of Pretzelmaker, Inc., where he was involved in negotiating the sale of Pretzelmaker inc. to Mrs. Fields Cookies in 1998.  At the time of the sale, Pretzelmaker had franchise stores in 47 states, three countries and four providences in Canada.  In 2000 he was co-founder, President and CEO of Body, Art and Science a sports nutrition and nutraceutical company.    Mr. Cox has also consulted for several companies in the areas of mergers, acquisitions, and exit strategies.

     Jim Scheifley has been CFO since April 2008. From 1992 to the present, he has owned an operated the accounting firm James E. Scheifely, PC.  He received his BA degree in Accounting from LaSalle College in Philadelphia in 1969, and has been engaged as a licensed CPA since then.

     Gex Richardson has been General Counsel and a director of BMTS since inception. He is also Senior Vice President and General Counsel of Glenn Wright Construction and Development, Inc., based in  Florida. Previously, he was Of Counsel to Akerrman Senterfitt, a Florida based law firm. Mr. Richardson has a BS degree in finance from the University of Florida (1986) and a JD degree from the University of Florida (1988).

     William Sparks, has been a director since April 2008. He is the founder of Med Tech Associates, a national manufacturers' representative firm, and launched MedPro Associates in June 2007. Based in Idaho Springs, Colorado, Med Tech and Med Pro Associates provide national representation to manufacturers selling into the health care markets. Mr. Sparks received a BA in Business Administration from St. Mary's College, Winona, Minnesota, in 1975.

Interests of Officers, Directors and Principal Shareholders

In connection with the consummation of the merger, the Company issued to the BMTS shareholders an aggregate of 78,033,189 shares of common stock and the issued and outstanding BMTS warrants became exercisable to purchase an additional 10,122,972 shares of common stock.   The shares of common stock and warrants issued in the merger to the BMTS shareholders represented ninety-four percent (94%) of the total issued and outstanding shares of the Company's common stock, on a fully-diluted basis.  The following table sets forth certain information regarding the ownership of BioMedical Technology Solutions Holdings, Inc., common stock by (i) each of the current directors, (ii) each of the current executive officers (iii) all of such officers and directors as a group and (vi) all those known by BioMedical Technology Solutions Holdings, Inc. to be beneficial owners of more than five percent of BioMedical Technology Solutions Holdings, Inc. common stock as of August 21, 2008.

Title of	Name and Address of	Shares Beneficially Owned (2)
Security	Beneficial Owner (1)	Number		Percentage
Common Stock and Warrants	Donald G. Cox, Jr.	31,054,779	(3)	36.36
Common Stock and Warrants	Gex F. Richardson	8,149,306	(4)	9.26
Common Stock and Warrants	William R. Sparks	969,087	(5)	1.16
Common Stock	Jonathan Bricken	21,584,117		25.81
Common Stock	William Dudziak	6,166,890		7.37

____________________________

(1)  Unless otherwise noted, the address of each beneficial owner named is the address of the Company, 9800 Mt. Pyramid Court # 350, Englewood, CO  80112.

(2)  Calculations are based on 83,640,178 issued and outstanding shares of Common Stock as of August 21, 2008.

(3)  Includes warrants exercisable to purchase an aggregate of 1,762,050 shares of common stock.

(4)  Includes warrants exercisable to purchase an aggregate of 4,405,123 shares of common stock.

(5)  Includes warrants exercisable to purchase an aggregate of 88,103 shares of common stock.

Amendments to Articles of Incorporation

To effect the redomestication and name change, the Company consummated an Agreement and Plan of Merger with a newly-formed holding company, BioMedical Technology Solutions Holdings, Inc., a Colorado corporation (“BMTS Holdings”) pursuant to which the Company merged with and into BMTS Holdings with BMTS Holdings being the surviving corporation.

In connection with the foregoing, new Articles of Incorporation for BMTS Holdings were filed with the Colorado Secretary of State.  In addition to effecting the redomestication and name change, the Articles of Incorporation of BMTS Holdings also have the effect of increasing the authorized capital of the Company to consist of an aggregate of 100,000,000 shares of Common Stock, $.001 par value and 10,000,000 shares of Preferred Stock, $.001 par value.

ITEM 3.02:     UNREGISTERED SALES OF EQUITY SECURITIES

Effective August 21, 2008, in connection with the acquisition of the Company by BMTS, the Company issued to the BMTS shareholders an aggregate of 78,033,187 shares of common stock.  The shares were issued upon conversion of 100% of the issued and outstanding shares of common stock of BMTS.  The shares were issued to 29 persons, each of whom qualified as an "accredited investor" within the meaning of Rule 501(a) of Regulation D.  The shares were issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 4(2) of the Securities Act and Regulation D thereunder.

ITEM 3.03      MATERIAL MODIFICATION TO RIGHTS OF SECURITYHOLDERS

The Company has approved a one-for-three (1-for-3) reverse split of its outstanding securities.  Pursuant to the reverse split, every three shares of outstanding common stock were exchanged and reduced to one share of common stock.  In addition, all outstanding options and warrants became subject to automatic adjustment giving effect to the reverse split. The Reverse Split is pending and will be effective upon NASDAQ approval.

ITEM 9.01:     FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements

Pursuant to Item 7(a)(4), the Registrant declares that it is impracticable to provide the required audited financial statements relative to the acquired business at the time of this Report.  Such audited financial statements required by Item 9.02(a) shall be filed not later than seventy-one (71) days after the due date of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

Pursuant to Item 9.02(b) and Item 9.02(a)(4), the Registrant declares it is impracticable to provide the required pro forma financial information relative to the acquired business at the time of this Report.  Such pro forma financial information required by Item 9.02(b) shall be filed not later than seventy-one (71) days after the due date of this Current Report on Form 8-K.

(c)	Exhibits
	Item	Title
	*2.0	Agreement and Plan of Merger dated as of May 8, 2008.
	*2.1	Amendment No. 1 to Agreement and Plan of Merger
	*2.2	Amendment No. 2 to Agreement and Plan of Merger
	*2.3	Statement of Merger as filed with the Colorado Secretary of State
	3.1	Articles of Incorporation of BioMedical Technology Solutions Holdings, Inc.
	3.2	By-Laws of BioMedical Technology Solutions Holdings, Inc.
	10.2	Indemnity Agreement dated as of August 21, 2008

*   Incorporated by reference to the Registrant's Current Report on Form 8-K dated August 21, 2008, as filed with the Commission on August 27, 2008.

Signatures

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMedical Technology Solutions Holdings, Inc.

Date: August _26, 2008	Signature:	__/s/ Donald G. Cox Donald G. Cox, President